DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20060686754-74 Filing Date and Time 10/25/2006 1:30 PM Entity Number E0786022006-1

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Natural Nutrition, Inc
2. Resident Agent Name and Street Address:	CorpDirect Agents, Inc. Name 318 North Carson Street, Suite 213 — Carson City — Nevada 89701 Street Address — City — Zip Code Optional Mailing Address — City — State Zip Code
3. Shares:	Number of shares with par value: 10,000,000,000 — Par value: $ 0.001 — Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees:	1. Timothy J. Connolly Name 109 North Post Oak Lane, Suite 421 — Houston, — TX 77024 Street Address — City — State Zip Code 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. Purpose:	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator:	Matthew L. Ogurick Name — Signature 201 S. Biscayne Blvd., Suite 3000 — Miami — FL 33131 Address — City — State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date 10/24/06

This form must be accompanied by appropriate fees